Exhibit g(1)


Dated:  As of December 31, 2001

Amended and Restated Schedule A
Of the Custody Agreement between
First Pacific Mutual Funds, Inc. and The Union Bank of
California, N.A.




Name of Fund (Name Change)


HAWAII INTERMEDIATE FUND


HAWAII MUNICIPAL FUND







					UNION BANK OF CALIFORNIA, N.A.

					By:  	/s/ Andrea Romstad__________

					Title:  	Vice President_________

					Date:  	December 31, 2001______

					FIRST PACIFIC MUTUAL FUNDS, INC.

By:  	/s/ Terrence K.H. Lee________

					Title:  	President_and CEO______

					Date:  	January 7, 2002________